                                                                                                                        EXHIBIT 5.1

                                 [Letterhead of Richards, Layton and Finger, P.A.]

                                                   June 22, 2007

BA Credit Card Funding, LLC
214 North Tyron Street, Suite #21-39
NC1-027-21-04
Charlotte, NC 28255

                  Re:  BA Credit Card Trust

Ladies and Gentlemen:

                  We have  acted as  special  Delaware  counsel  for FIA Card  Services,  National  Association,  a national banking  association (the "Bank"),  and BA Credit Card Funding,  LLC, a Delaware limited liability company
("Funding"),   in  connection  with  the  Registration   Statement  on  Form  S-3  (Registration  Nos.  333-141948,
333-141948-01 and 333-141948-02),  as amended (the "Registration Statement"),  filed by Funding with the Securities and Exchange  Commission under the Securities Act of 1933, as amended (the "Act"),  for the registration  under the
Act of the BAseries Class A(2007-8) Notes (collectively,  the "Notes"),  representing obligations of BA Credit Card
Trust,  a  Delaware  statutory  trust  (the  "Trust"),  to be issued  pursuant  to the  Indenture  (as  hereinafter defined).  At your request, this opinion is being furnished to you.

                  We have made such  inquiries  and  examined  such  documents as we have  considered  necessary or appropriate  for purposes of giving the opinions  hereinafter  set forth,  including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                  (a)      The  Certificate  of Trust  of the  Trust,  effective  on May 4,  2001,  as filed in the office of the  Secretary of State of the State of Delaware  (the  "Secretary  of State") on May 4, 2001, as amended and restated by the Amended and Restated  Certificate  of Trust of the Trust,  effective on June 10, 2006, as filed in the office of the Secretary of State on June 9, 2006;

                  (b)      The Trust  Agreement  of the  Trust,  dated as of May 4,  2001,  between  the  Bank,  as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee");

                  (c)      The Amended and  Restated  Trust  Agreement of the Trust,  dated as of May 24, 2001,  as amended by the First  Amendment  thereto,  dated as of July 12, 2001,  the Second  Amendment  thereto,  dated as of
August 1, 2002, the Third Amendment  thereto,  dated as of June 27,

BA Credit Card Funding, LLC
June 22, 2007

2003, and the Fourth Amendment  thereto,  dated as of January 27,  2006,  each  between  the Bank,  as  beneficiary and  transferor,  and the Owner  Trustee,  and acknowledged and accepted by the Trust;

                  (d)      The Second  Amended and  Restated  Trust  Agreement  of the Trust,  dated as of June 10,
2006,  between the Bank, as beneficiary and transferor,  and the Owner Trustee,  and  acknowledged  and accepted by the Trust;

                  (e)      The Third  Amended and Restated  Trust  Agreement of the Trust,  dated as of October 20,
2006, between Funding, as beneficiary and transferor,  and the Owner Trustee,  and acknowledged and accepted by the
Trust and the Bank;

                  (f)      The Second  Amended and  Restated  Indenture,  dated as of October 20, 2006 (the "Master
Indenture"),  between the Trust, as issuer, and The Bank of New York, a New York banking corporation,  as indenture trustee (the "Indenture  Trustee"),  and  acknowledged and accepted by the Bank, as supplemented by the Amended and
Restated  BAseries  Indenture  Supplement,  dated as of June 10,  2006 (the  "Indenture  Supplement"),  between the
Trust, as issuer,  and the Indenture  Trustee,  and as further  supplemented by the Class A(2007-8) Terms Document, dated as of June 22, 2007 (the "Terms  Document"),  between the Trust,  as issuer,  and the Indenture  Trustee (the
Master Indenture,  as supplemented by the Indenture  Supplement and the Terms Document,  is hereinafter referred to as the "Indenture");

                  (g)      The Registration Statement;

                  (h)      The prospectus,  dated June 12, 2007 (the "Prospectus"),  and the prospectus  supplement related to the Notes, dated June 13, 2007 (the "Prospectus Supplement");

                  (i)      A certificate of the Trust, dated June 22, 2007, as to certain matters; and

                  (j)      A  Certificate  of Good Standing for the Trust,  dated June 22, 2007,  obtained from the
Secretary of State.

                  We have  obtained or have been  furnished  with,  and have  relied  upon with  respect to factual matters,  such  certificates,  advices and assurances from public  officials and others as we have deemed necessary or appropriate for purposes of this opinion.

                  With  respect  to all  documents  examined  by us, we have  assumed  that (i) all  signatures  on documents  examined by us are genuine,  (ii) all documents  submitted to us as originals are  authentic,  and (iii)
all documents submitted to us as copies conform with the original copies of those documents.

                  For purposes of this  opinion,  we have  assumed,  at the time of issuance and sale of the Notes,
(i) except with respect to the Bank,  Funding and the Trust, the due  authorization,  execution and delivery by all parties  thereto  of all  documents  examined  by us,  (ii) that the Bank will have taken all  necessary  corporate action,  Funding will have taken all necessary limited liability

BA Credit Card Funding, LLC
June 22, 2007

company action,  and the Trust will have taken all necessary  trust  action,  to cause the  issuance and sale of the
Notes,  (iii) that the  issuance and sale of the Notes will not be contrary to any  applicable law, rule, regulation or order,  and (iv) in  connection  with the documents of which we have  reviewed a form,  that all blanks contained in such  documents will be properly and appropriately  completed, and optional provisions included in such documents will be properly  and  appropriately selected, and  as executed, such  documents will conform with  the forms of the documents reviewed by us.

                  This  opinion  is  limited  to the laws of the State of  Delaware  and  United  States of America
federal  law,  and we have not  considered  and  express  no  opinion  on the laws of any other  jurisdiction.  Our opinions  are  rendered  only with  respect to  Delaware  and  United  States of  America  federal  laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the  foregoing,  and upon our  examination of such questions of law and statutes as we have  considered  necessary  or  appropriate,  and  subject to the  assumptions,  qualifications,  limitations  and exceptions  set forth herein,  we are of the opinion that,  when the Notes have been duly  executed,  authenticated and delivered in accordance  with the  Indenture,  paid for, and sold in the manner  described in the  Registration
Statement,  any amendment  thereto and the  Prospectus  and the  Prospectus  Supplement,  the Notes will be legally issued,  fully paid,  nonassessable  and  binding  obligations  of the Trust,  and the holders of the Notes will be entitled  to  the  benefits  of  the  Indenture.  The  foregoing  opinion  is  subject  to  applicable  bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent transfer and conveyance,  moratorium and other laws relating to or affecting the rights of creditors  generally,  general principles of equity,  including,  without limitation, concepts of materiality,  reasonableness,  good faith and fair dealing, and the possible unavailability of specific performance  or injunctive  relief,  regardless of whether  considered  and applied in a proceeding in equity or at law, and safety and soundness requirements.

                  We understand  that you will file this opinion with the Securities and Exchange  Commission as an exhibit to a Current Report on Form 8-K for  incorporation  into the Registration  Statement.  We hereby consent to the filing of this opinion with the  Securities and Exchange  Commission.  We hereby consent to the use of our name under the heading  "Legal  Matters" in the  Prospectus.  In giving the foregoing  consent,  we do not thereby admit that we come within the  category of persons  whose  consent is required  under  Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                       Very truly yours,

                                                                       /s/ Richards, Layton and Finger, P.A.

WAY/TCB/MYS